EXHIBIT 99.1

TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY REPORTS FOURTH QUARTER AND FULL YEAR RESULTS;
MANAGEMENT PROVIDES ITS 2014 FINANCIAL OUTLOOK

New York, N.Y., March 21, 2014 - Tiffany & Co. (NYSE: TIF) reported financial results for the fourth quarter and full year ended January 31, 2014. Worldwide net sales rose 5% in the quarter and 6% in the year. A net loss in the fourth quarter was due to a recorded charge that related to a ruling in an arbitration proceeding (see below and “Non-GAAP Measures”); however, excluding that and specific charges recorded in the first quarter, net earnings increased 6% in the fourth quarter and 15% in the full year, reflecting the sales growth and improved operating margins. In addition, management provided its initial forecast for the fiscal year ending January 31, 2015.

Michael J. Kowalski, chairman and chief executive officer, said, “We are proud of our performance this past year. Sales and operating earnings (excluding the arbitration-related charge) rose to record levels. Sales growth was led by fine and statement jewelry, new or expanded jewelry collections including the ATLAS, ZIEGFELD, and HARMONY collections, and continuing strength in our iconic jewelry designs. Tiffany's marketing communications more effectively engaged global consumers wherever they shopped, our distribution network was expanded by 14 additional stores, and everywhere the store experience was enhanced by improved visual merchandising. And we made important additions to our management team to strengthen our ability to capitalize on the global growth opportunities before us.”

In the three months (“fourth quarter”) ended January 31, 2014:

▪
Worldwide net sales increased 5% to $1.3 billion. On a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures”), worldwide net sales increased 9%, and comparable store sales rose 6% as a result of increased sales in all regions.

▪
In the quarter, the Company recorded a net pretax charge of $473 million ($293 million after tax, or $2.27 per diluted share) related to an adverse arbitration ruling (see the Company’s news release issued on December 22, 2013: “Award Issued in Arbitration

Between The Swatch Group Ltd. and Tiffany & Co.”) which resulted in a net loss of $104 million, or $0.81 per diluted share. Excluding the charge (see “Non-GAAP Measures”), net earnings rose to $190 million, or $1.47 per diluted share, from $180 million, or $1.40 per diluted share, a year ago.

In the 12 months (“full year”) ended January 31, 2014:

▪	Worldwide net sales increased 6% to $4.0 billion. On a constant-exchange-rate basis, worldwide net sales rose 10% and comparable store sales rose 6% due to growth in all regions.

▪
Net earnings were $181 million, or $1.41 per diluted share. Excluding the aforementioned charge in the fourth quarter, as well as expenses of $9 million, or $0.04 per diluted share, that had been recorded in this year’s first quarter for specific staff and occupancy reductions (see “Non-GAAP Measures”), net earnings increased 15% to $481 million, or $3.73 per diluted share, from $416 million, or $3.25 per diluted share, in the prior year.

Net sales highlights were as follows:

▪
In the Americas region, total sales rose 6% to $659 million in the fourth quarter and 5% to $1.9 billion in the full year. On a constant-exchange-rate basis, total sales rose 7% in the quarter and 5% in the full year; comparable store sales increased 7% in the quarter due to growth in most markets, and rose 3% in the full year led by growth in New York flagship store sales as well as modest growth in branch store sales.

▪
Total sales in the Asia-Pacific region increased 8% to $275 million in the fourth quarter and 17% to $945 million in the full year. On a constant-exchange-rate basis, total sales rose 11% in the quarter and 18% in the full year; comparable store sales increased 4% in the quarter due to growth in Greater China and most other markets, and increased 11% in the year due to broad-based sales growth across the region.

▪
Tiffany’s business in Japan performed well throughout the year. A negative translation effect from a substantially weaker yen versus the U.S. dollar resulted in total sales declining 12% to $169 million in the fourth quarter and 9% to $579 million in the full year. However, on a constant-exchange-rate basis, total sales increased 8% in the fourth quarter and 11% in the full year, with 8% and 10% growth in comparable store sales.

▪
In Europe, total sales increased 10% to $161 million in the fourth quarter and rose 9% to $470 million in the full year. On a constant-exchange-rate basis, total sales rose 7% in both the quarter and full year; comparable store sales rose 2% in the quarter and 4% in the year due to growth in most countries.

▪	Other sales increased 47% to $35 million in the fourth quarter and 53% to $111 million in the full year. On a constant-exchange-rate basis, total Other sales also increased 47% and

53% in those respective periods, partly due to increases of 23% and 14% in comparable store sales of five TIFFANY & CO. stores in the United Arab Emirates, which were converted from independently-operated to Company-operated in July 2012, as well as wholesale sales of diamonds not meeting the Company's requirements.

▪
Tiffany added 14 stores (net) in 2013. At January 31, 2014, the Company operated 289 stores (121 in the Americas, 72 in Asia-Pacific, 54 in Japan, 37 in Europe and five in the U.A.E.), versus 275 stores (115 in the Americas, 66 in Asia-Pacific, 55 in Japan, 34 in Europe and five in the U.A.E.) a year ago.

Other financial highlights:

▪
Gross margin (gross profit as a percentage of net sales) increased 1.4 points to 60.5% in the fourth quarter and rose 1.1 points to 58.1% in the full year. Gross margin in both periods largely benefited from reduced product cost pressures, as well as price increases taken earlier in the year. In addition, a sales mix shift in the full year toward higher-priced, lower gross margin products offset some of those benefits.

▪
SG&A (selling, general and administrative) expenses rose 7% in the fourth quarter and 6% in the full year, with the increases in both periods largely reflecting incremental fixed and variable labor costs and higher store-related expenses. The translation effect from a stronger U.S. dollar reduced SG&A expense growth by 3% in both the quarter and full year.

▪
Interest and other expenses, net were $8 million in the fourth quarter and $49 million in the full year, versus $14 million and $54 million in the respective periods last year. Interest and other expenses, net in the quarter and full year included $7 million associated with a foreign currency transaction gain related to the payment of the arbitration award (see “Non-GAAP Measures”).

▪
The Company had an income tax benefit in the fourth quarter due to the effect of the arbitration award. The effective income tax rate was 28.8% in the full year. Excluding the above-mentioned charges, the effective income tax rates were 36.1% in the fourth quarter and 34.8% in the full year, versus 35.0% and 35.3% in the prior year.

▪
Cash and cash equivalents and short-term investments were $367 million at January 31, 2014, compared with $506 million a year ago reflecting the Company’s $473 million cash payment tied to the aforementioned adverse arbitration ruling. Short-term and long-term debt totaled $1.0 billion at January 31, 2014 versus $959 million a year ago. As a percentage of stockholders' equity, total debt was 37% at both January 31, 2014 and January 31, 2013.

▪
Net inventories increased 4% in the full year to $2.3 billion at January 31, 2014. Finished goods inventories and combined raw material and work-in-process inventories increased at similar rates. On a constant-exchange-rate basis, net inventories rose 6% over last year.

▪	Capital expenditures were $221 million in 2013, versus $220 million in the prior year.

▪
The Company incurred a “free cash outflow” (net cash provided by operating activities less capital expenditures) in the full year (see “Non-GAAP Measures”), which was entirely due to the $473 million arbitration award payment.

Mr. Kowalski added, “Looking forward to 2014, our management team is enthusiastic and focused on delivering healthy rates of sales and earnings growth. We are excited about our new product, marketing communications, and store expansion plans for the coming year, and look forward to delivering the promise of the Blue Box to an ever-growing global audience.”

Outlook for 2014:
For the fiscal year ending January 31, 2015, management forecasts net earnings to be in a range of $4.05 - $4.15 per diluted share. This forecast is based on the following assumptions, which are approximate and may or may not prove valid:

a)
Worldwide net sales increasing by a high-single-digit percentage in U.S. dollars and on a constant-exchange-rate basis, with all regions expected to achieve growth in their total sales and comparable store sales.

b)
Adding 13 Company-operated stores and closing four existing stores: opening four in the Americas, five in Asia-Pacific, two in Japan, and one each in Europe and Russia, while closing one each in the Americas, Asia-Pacific, Japan and the U.A.E.

c)	Earnings from operations as a percentage of net sales ("operating margin") increasing due to a higher gross margin and SG&A expense growth less than sales growth.

d)	Interest and other expenses, net of $65 - $70 million with the increase over 2013 reflecting the interest cost on higher average levels of net-debt.

e)	An effective income tax rate of 35%.

f)	A 6% increase in net inventories.

g)	Capital expenditures increasing to $270 million, with the increase over 2013 largely reflecting incremental investments in certain information technology systems.

h)	Free cash flow (cash flow from operating activities less capital expenditures) of at least $400 million.

Today’s Conference Call:
The Company will conduct a conference call today at 8:30 a.m. (Eastern Time) to review actual results and the outlook. Please click on http://investor.tiffany.com (“Events and Presentations”).

Next Scheduled Announcement:
The Company expects to report first quarter results on Wednesday May 21st. For notifications of future announcements, please register at http://investor.tiffany.com (“E-Mail Alerts”).

Tiffany & Co. operates jewelry stores and manufactures products through its subsidiary corporations. Its principal subsidiary is Tiffany and Company. The Company operates TIFFANY & CO. retail stores in the Americas, Asia-Pacific, Japan and Europe, as well as in the United Arab Emirates and Russia. It also engages in direct selling through Internet, catalog and business gift operations. For more information, please visit www.tiffany.com or call the shareholder information line at 800-TIF-0110.

This document contains certain “forward-looking” statements concerning the Company’s objectives and expectations with respect to sales, products, store openings and closings, operating margin, interest and other expenses, the effective income tax rate, net earnings, inventories, growth opportunities, capital expenditures and free cash flow. Actual results might differ materially from those projected in the forward-looking statements. Information concerning risk factors that could cause actual results to differ materially is set forth in the Company’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

# # #

TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)

NON-GAAP MEASURES

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

Net Sales

The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Management believes this constant-exchange-rate basis provides a more representative assessment of sales performance and provides better comparability between reporting periods. The following table reconciles sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	Fourth Quarter 2013 vs. 2012			Full Year 2013 vs. 2012
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	5%	(4)%	9%	6%	(4)%	10%
Americas	6%	(1)%	7%	5%	—%	5%
Asia-Pacific	8%	(3)%	11%	17%	(1)%	18%
Japan	(12)%	(20)%	8%	(9)%	(20)%	11%
Europe	10%	3%	7%	9%	2%	7%
Other	47%	—%	47%	53%	—%	53%
Comparable Store Sales:
Worldwide	2%	(4)%	6%	3%	(3)%	6%
Americas	6%	(1)%	7%	3%	—%	3%
Asia-Pacific	1%	(3)%	4%	10%	(1)%	11%
Japan	(11)%	(19)%	8%	(10)%	(20)%	10%
Europe	5%	3%	2%	6%	2%	4%
Other *	23%	—%	23%	14%	—%	14%
* Represents sales in five TIFFANY & CO. stores in the United Arab Emirates, which were converted from independently-operated to Company-operated in July 2012, and became comparable in the third quarter of 2013.

Net Earnings

The accompanying press release presents net earnings and highlights expenses tied to certain items in the text. Management believes excluding such items presents the Company's results on a more comparable basis to the corresponding period in the prior year, thereby providing investors with an additional perspective to analyze the results of operations of the Company at January 31, 2014. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in thousands, except per share amounts)	GAAP	Arbitration award [a]		Non-GAAP
Quarter Ended January 31, 2014
(Loss) earnings from operations	$(167,333)	$480,211		$312,878
As a % of sales	(12.9)%			24.1%
Interest and other expenses, net	8,135	7,489		15,624
(Benefit) provision for income taxes	(71,869)	179,319		107,450
Effective tax rate	41.0%			36.1%
Net (loss) earnings	(103,599)	293,403		189,804
As a % of sales	(8.0)%			14.6%
Diluted (loss) earnings per share	(0.81)	2.27	[b]	1.47	[b]

(in thousands, except per share amounts)	GAAP	Arbitration award [a]	Specific cost-reduction initiatives [c] (decrease)/increase	Non-GAAP
Year Ended January 31, 2014
SG&A expenses	$1,555,903	$—	$(9,379)	$1,546,524
Earnings from operations	304,329	480,211	9,379	793,919
As a % of sales	7.5%			19.7%
Interest and other expenses, net	49,463	7,489	—	56,952
Provision for income taxes	73,497	179,319	3,594	256,410
Effective tax rate	28.8%			34.8%
Net earnings	181,369	293,403	5,785	480,557
As a % of sales	4.5%			11.9%
Diluted earnings per share	1.41	2.28	0.04	3.73

[a]	Amounts associated with the award issued in arbitration between the Swatch Group Ltd. and the Company.

[b]	Calculated using weighted-average diluted shares of 129,283,000 which includes 1,091,000 of incremental shares based upon the assumed exercise of stock options and unvested restricted stock units.

[c]
Expenses associated with specific cost reduction initiatives which included severance related to staffing reductions and subleasing of certain office space for which only a portion of the Company's future rent obligations will be recovered.

Free Cash Flow. Internally, management monitors its cash flow on a non-GAAP basis. The ability to generate free cash flow demonstrates how much cash the Company has available for discretionary and non-discretionary items after deduction of capital expenditures. The Company's operations require regular capital expenditures for the opening, renovation and expansion of stores and distribution and manufacturing facilities as well as ongoing investments in information technology. Management believes this provides a more representative assessment of operating cash flows. The following table reconciles GAAP net cash provided by operating activities to non-GAAP free cash flow:

	Years Ended January 31,
(in thousands)	2014	2013
Net cash provided by operating activities	$154,652	$328,290
Less: Capital expenditures	(221,452)	(219,530)
Free cash (outflow) inflow	$(66,800)	$108,760

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended January 31,		Years Ended January 31,
	2014	2013	2014	2013
Net sales	$1,298,284	$1,235,769	$4,031,130	$3,794,249

Cost of sales	512,675	504,954	1,690,687	1,630,965

Gross profit	785,609	730,815	2,340,443	2,163,284

Selling, general and administrative expenses	472,731	440,458	1,555,903	1,466,067

Arbitration award expense	480,211	—	480,211	—

(Loss) earnings from operations	(167,333)	290,357	304,329	697,217

Interest and other expenses, net	8,135	14,054	49,463	53,641

(Loss) earnings from operations before income taxes	(175,468)	276,303	254,866	643,576

(Benefit) provision for income taxes	(71,869)	96,660	73,497	227,419

Net (loss) earnings	$(103,599)	$179,643	$181,369	$416,157

Net (loss) earnings per share:

Basic	$(0.81)	$1.42	$1.42	$3.28
Diluted	$(0.81)	$1.40	$1.41	$3.25

Weighted-average number of common shares:

Basic	128,192	126,857	127,835	126,737
Diluted	128,192	127,992	128,867	127,934

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	January 31, 2014	January 31, 2013
ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$367,035	$506,201
Accounts receivable, net	188,814	173,998
Inventories, net	2,326,580	2,234,334
Deferred income taxes	101,012	79,508
Prepaid expenses and other current assets	244,947	157,548

Total current assets	3,228,388	3,151,589

Property, plant and equipment, net	855,095	818,838
Other assets, net	668,868	660,423

	$4,752,351	$4,630,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$252,365	$194,034
Accounts payable and accrued liabilities	342,090	295,424
Income taxes payable	31,976	30,487
Merchandise and other customer credits	70,309	66,647

Total current liabilities	696,740	586,592

Long-term debt	751,154	765,238
Pension/postretirement benefit obligations	268,112	361,246
Other long-term liabilities	220,512	209,732
Deferred gains on sale-leasebacks	81,865	96,724
Stockholders’ equity	2,733,968	2,611,318

	$4,752,351	$4,630,850